Exhibit 23(b)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 29, 1997, which appears on page 17 of the 1997 Annual Report to Shareholders of La-Z-Boy Incorporated, which is incorporated by reference in La-Z-Boy Incorporated's Annual Report on Form 10-K for the year ended April 26, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule,which appears on page S-2 of such Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Toledo, Ohio
August 18, 1997

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